ANDATEE CHINA MARINE FUEL REPORTS 2010 FOURTH QUARTER
AND YEAR-END FINANCIAL RESULTS

Company to Hold Quarterly Conference Call with Accompanying Slide Presentation
Thursday, March 31, 2011, at 9:00 a.m. ET

DALIAN, Liaoning Province, China, March 30, 2011—Andatee China Marine Fuel Services Corporation (NASDAQ: AMCF) (“Andatee” or “the Company”), a leading producer, distributor, and retailer of quality marine fuel for small cargo and fishing vessels in China, today announced financial results for its fourth quarter and year ended December 31, 2010.

Q4 2010 Financial Highlights
•	Total revenues of $59.8 million, an increase of 53.5% year over year
•	Net income attributable to Andatee shareholders of $2.2 million, up 29.7% year over year
•	Earnings per share of $0.24

Full-year 2010 Financial Highlights
•	Total revenues of $191.2 million, an increase of 53.8% from the prior year
•	Net income attributable to Andatee shareholders of $8.9 million, up 38.7% from the prior year
•	Earnings per share of $0.95
•	Cash flow from operations of $3.8 million

Operational Highlights
•	Total sales volume (metric tons of blended fuel) in Q4 increased 100.0% year over year
•	Annual sales volume up 22.1%

Outlook for 2011 (Excludes any acquisitions that the Company may consummate this year)
•	Company expects revenues to be between $275 million and $325 million and net income between $11 million and $13 million for the year ending December 31, 2011
•	Expects total sales volume to increase between 55.0% and 107.5% for the year ending December 31, 2011

Mr. An Fengbin, Chairman, CEO and President of Andatee China Marine Fuel Services Corporation, stated, “We are pleased to report solid operating results, which included strong cash generation and stable growth. Our focus has been on improving all aspects of our operations, including raw material procurement through an expanding supplier network, improved distribution, and a diversified customer base.  As the result of these initiatives and a rising oil price environment, our revenues increased over 50% in 2010.  Throughout the year, the demand for our portfolio of blended fuel products remained strong, which we feel is an indication that a fragmented market is beginning to recognize and trust our ‘Xingyuan’ brand.  We also continued to make progress in expanding our retail customer base through actively building and acquiring port space and distribution infrastructure.  Our goal remains becoming a ‘one-stop shop’ for all marine port services—providing petroleum products, maintenance, payment services, and marine supplies for boat operators.”

Operational Review
The Company’s sales volume of its blended fuel products increased during the fourth quarter of 2010 by 100% to 88,000 tons from 44,000 tons for the prior-year period. The Company continued to see improved volume from its retail customer base, which includes individual or small-fleet fishing operations.  In addition, the Company has continued to expand its offering of #1 blended marine fuel (utilized by larger fishing vessels), which was not offered in the prior-year period.  At March 30, 2011, the Company offered six separate blended fuel products, which service smaller fishing vessels to larger handysize cargo ships.

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March 30, 2011

For the year ended December 31, 2010, sales volume of its blended fuel products increased by 22.1% to 293,000 tons from 240,000 tons for the prior year. The primary drivers behind the increase in annual sales volume were the Company’s continued expansion of marketing efforts tailored to “retail”, or individual, operations; expansion of its distribution base in Southern China; and contribution from Mashan Xingyuan and Hailong, both acquired in 2010.

The Company is also making progress on its plan to set up market development offices in large cities; it opened its first in Shanghai in the first quarter of 2011.  The Company expects to utilize these offices to establish an effective sales and marketing network to pursue organic expansion possibilities, such as new supply agreements and customer sales, while also providing solid foundations to pursue its acquisition-driven growth strategy in neighboring areas around major cities.

Market Overview
The average international oil price improved to $81 per barrel during 2010 versus $64 per barrel in the prior year.  Andatee uses oil refinery by-products as raw materials for production, such as tar and heavy diesel, blends the products at its facilities, and then sells its “Xingyuan” brand to customers at a favorable rate to the market.  Typically, a steady increase in oil prices causes little fluctuation for Andatee from suppliers / customers, as the Company generally purchases its raw material from suppliers on a monthly basis and prices the current cost of these materials onto its customers on a weekly or daily basis.

Mr. An continued, “The Company continues to see stable and strong demand from China’s fishing industry throughout this period of oil price fluctuations.  Depending on the timing of Andatee’s fuel purchases, a rapid rise in prices is typically very positive for the Company as long as demand stays high.  The recent increase will continue to impact our raw material costs; however, we can mitigate this in the short term by increasing the price of our products and passing the entirety of the increase to our customers.  Our goal is to leverage our supply and distribution network to expand our additional service offerings, including maintenance services, supply procurement, and payment services, to help decrease the impact of oil price fluctuations.  The Company is also continuing to explore the potential of additional service offerings that would further enhance the growth of its customers’ business operations.”

2010 Fourth Quarter Financial Review
•
The Company reported revenues for the 2010 fourth quarter of $59.8 million, an increase of 53.5% compared to $39.0 million in the fourth quarter of 2009. The increase was largely due to total sales volume increasing during the period to 88,000 tons in the fourth quarter of 2010 from 44,000 tons in the prior-year period, in addition to rising oil costs that the Company passed through to its customers. The average international oil price improved to $71 per barrel during the period versus $84 per barrel in the prior-year period.

•
Gross profit increased 64.7% to $6.4 million from $3.9 million in the prior-year period. Gross margin increased to 10.7% for the three months ended December 31, 2010, from 10.0% for the prior-year period. The increase was largely due to higher oil prices, which Andatee passed onto its customers.

•
The Company reported net income for the fourth quarter of 2010 of $2.2 million, or $0.24 per diluted share based on 9.4 million weighted average diluted shares outstanding, compared to net income of $1.7 million, or $0.28 per diluted share based on 6.0 million diluted shares outstanding, in the prior-year period.

Full-year 2010 Financial Review
•	For the year ended December 31, 2010, the Company reported revenues of $191.2 million, an increase of 53.8% compared to $124.3 million in the prior year.

•
Gross profit increased 49.4% to $21.0 million from $14.1 million in the prior year.  Gross margin was 11.0% for the year ended December 31, 2010, compared to 11.3% in full-year 2009, largely as a result of shifts in product mix for the Company.

•
The Company reported net income for the year ended December 31, 2010, of $8.9 million, or $0.95 per diluted share based on 9.4 million weighted average diluted shares outstanding, compared to net income of $6.4 million, or $1.11 per diluted share based on 6.0 million diluted shares outstanding, in the prior year.

Andatee China Marine Fuel Services Corp.	Page 3
March 30, 2011

Balance Sheet Highlights
At December 31, 2010, Andatee’s cash and cash equivalents (excluding $17.0 million in restricted cash) were $10.8 million, total debt was $36.3 million, and stockholders’ equity was $49.9 million, compared to $1.5 million, $10.2 million, and $18.8 million, respectively, at December 31, 2009.

Outlook for 2011
For 2011, Andatee believes revenue will be between $275 million and $325 million and net income between $11 million and $13 million.  This guidance excludes any acquisitions that the Company may consummate during the year.

Estimated Financial Results
(unaudited) ($ in millions)
	For the year ended December 31, 2011	For the year ended December 31, 2010	Percent Gain
Total Revenue	$275 - $325	$191.2	43.8% - 70.0%
Net Income	$11 - $13	$8.9	23.6% - 46.1%

Mr. An concluded, “We are optimistic about the outlook of the marine fuel market in China because of growing demand, improving brand recognition, and balanced fleet growth.  Andatee is continuing to generate excess cash flow and is well positioned to continue organic growth through the opening of new regional facilities, new products, and expanded service offerings such as direct refueling at sea.  Finally, we also will strategically identify, research, and if appropriate, look to acquire target companies with desired facilities in areas that fit into Andatee’s growth plans.  We continue to remain cautious, as we are not willing to pay premium multiples for retail locations unless we can acquire a strong and growing customer base.  We have attempted to geographically position our company with the ability to achieve stable growth through a variety of means.”

Conference Call
The Company will also discuss these results in a conference call tomorrow morning (March 31, 2011) at 9:00 a.m. ET.

Participant Dial-In Numbers:
Toll-Free Dial-In Number:	(866) 832 - 6356
International Dial-In Number:	(706) 758 - 7383

A recorded replay of the call will be available until 11:59 p.m. ET on April 2, 2011.  Listeners may dial 800-642-1687 (Domestic) or 706-645-9291 (International) and use the code 48578765 for the replay.

The call will also be simultaneously broadcast over the Internet. To listen to the live webcast, please go directly to the Company’s website at http://www.andatee.com or click on the conference call link, http://www.investorcalendar.com/IC/CEPage.asp?ID=163633. The Company will also have an accompanying slide presentation available in PDF format on its homepage 30 minutes prior to the conference call.
About Andatee China Marine Fuel Services Corporation
Andatee China Marine Fuel Services Corporation is a leading independent operator engaged in the production, storage, distribution, wholesale purchase and sale of blended marine fuel oil for cargo and fishing vessels in northern China. Andatee provides customers with value-added benefits, including single-supplier convenience, competitive pricing, logistical support and fuel quality control. Its products are substitutes for diesel used throughout east China fishing industry. Backed by core facilities, such as storage tanks, marine fuel pumps, blending facilities and berths (the space allotted to a vessel at the wharf) and small- to medium-sized cargo vessels, its sales network covers major depots along the towns of Dandong, Shidao and Shipu along the east coast of China.  Additional information about the Company is available at http://www.andatee.com.

Andatee China Marine Fuel Services Corp.	Page 4
March 30, 2011

Safe Harbor Relating to the Forward Looking Statements
Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule under the Private Securities Litigation Reform Act of 1995. All forward-looking statements included herein are based upon information available to the Company as of the date hereof and, except as is expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. To the extent that any statements made here are not historical, these statements are essentially forward-looking. The Company uses words and phrases such as "guidance," "forecasted," "projects," "is expected," "remain confident," "will" and/or similar expressions to identify forward-looking statements in this press release. Undue reliance should not be placed on forward-looking information. The Company may also make written or oral forward-looking statements in its periodic reports filed with the U.S. Securities and Exchange Commission and other written materials and in oral statements made by its officers, directors or employees to third parties. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements. Such risk factors include, without limitation, our ability to properly execute our business model, to address price and demand volatility, to counter weather and seasonal fluctuations, to attract and retain management and operational personnel, potential volatility in future earnings, fluctuations in the Company's operating results, our ability to expand geographically into new markets and successfully integrate future acquisitions, our ability to integrate and capitalize on the recent acquisitions in Mashan and other markets, PRC governmental decisions and regulation, and existing and future competition that the Company is facing. Additional risks that could affect our future operating results are more fully described in our U.S. Securities and Exchange Commission filings. including our most recent Annual Report on Form 10-K for the year ended December 31, 2010, which will be filed on March 31, 2011, and other subsequent filings. These filings are available at http://www.sec.gov. The Company may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the SEC and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

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CONTACT: Andatee China Marine Fuel Services Corp. Mr. Wen Tong Chief Financial Officer +86-411-8360-4683 bill.wen@andatee.com http://www.andatee.com	INVESTOR RELATIONS: The Equity Group Inc. Adam Prior Vice President (212) 836-9606 aprior@equityny.com Carolyne Yu Account Executive (212) 836-9610 cyu@equityny.com

Andatee China Marine Fuel Services Corporation	Page 5
March 30, 2011

ANDATEE CHINA MARINE FUEL SERVICES CORPORATION

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenues	$59,809,373	$38,975,129	$191,174,178	$124,277,622
Cost of revenues	53,386,933	35,074,583	170,145,434	110,201,272
Gross profit	6,422,440	3,900,546	21,028,744	14,076,350
Operating expenses
Selling expenses	1,416,603	1,324,738	4,101,342	3,551,292
General and administrative expenses	1,334,927	(224,107)	3,339,235	1,029,840
Total operating expenses	2,751,530	1,100,631	7,440,577	4,581,132
Income from operations	3,670,910	2,799,915	13,588,167	9,495,218
Other income (expense)
Interest expense	(382,671)	(205,880)	(965,563)	(331,739)
Other expense	(33,900)	(213,562)	(79,401)	(221,032)
Total other income (expense)	(416,571)	(419,442)	(1,044,964)	(552,771)
Net income before tax provision	3,254,339	2,380,473	12,543,203	8,942,447
Tax provision	1,255,018	639,838	3,582,995	2,292,266
Net income	1,999,321	1,740,635	8,960,208	6,650,181
Net income attributable to the noncontrolling interest	(212,311)	35,285	61,197	233,144
Net income attributable to the Company	$2,211,632	$1,705,350	$8,899,011	$6,417,037
Foreign currency translation adjustment	553,699	766	1,452,170	33,812
Comprehensive income attributable to the Company	2,765,331	1,706,116	10,351,181	6,450,849
Comprehensive income attributable to the noncontrolling interest	(212,311)	35,285	61,197	233,144
Comprehensive income	$2,553,020	$1,741,401	$10,412,378	$6,683,993
Basic and diluted weighted average shares outstanding	9,395,767	6,000,000	9,395,767	6,000,000
Basic and diluted net earnings per share	$0.24	$0.28	$0.95	$1.11

Andatee China Marine Fuel Services Corporation	Page 6
March 30, 2011

ANDATEE CHINA MARINE FUEL SERVICES CORPORATION.

COMBINED AND CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2010	2009
	(Audited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$10,813,103	$1,539,009
Accounts receivable, net	6,203,662	2,515,403
Other receivables, net	5,018,633	1,307,474
Inventories	12,542,421	13,302,530
Advances to suppliers	14,396,859	7,691,266
Related party receivable	-	122,667
Deferred expense	-	150,943
Deferred tax assets	45,004	112,743
Total current assets	49,019,682	26,742,035
Property, plant and equipment, net	21,443,141	10,441,246
Construction in progress	14,622,609	632,202
Intangible assets, net	2,839,383	2,691,974
Goodwill	1,156,034	1,117,923
Restricted cash	17,022,770	-
Long-term deferred expenses	197,072	-
Total assets	$106,300,691	$41,625,380

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$1,445,218	$565,802
Short-term loan	4,536,586	10,238,109
Taxes payable	10,195,420	11,001,715
Advances from customers	6,900,193	456,715
Payrolls payable	62,161	-
Dividends payable	239,766	231,861
Bank notes payable	31,761,396	-
Other payable	1,247,091	287,914
Total current liabilities	56,387,831	22,782,116
Total liabilities	56,387,831	22,782,116
Commitments and contingencies

Equity
Stockholder’s equity of the Company
Common stock: par value $.001; 50,000,000 shares authorized; 9,610,159 and 6,000,000 shares issued and outstanding at December 31, 2010 and December 31, 2009 respectively	9,610	6,000
Treasury stock, at cost	(497,693)	-
Additional paid-in capital.	29,692,755	9,533,619
Other comprehensive income	1,940,810	488,640
Retained earnings	16,443,005	7,543,994
Total stockholders' equity of the Company	47,588,487	17,572,253
Noncontrolling interest	2,324,373	1,271,011
Total equity	49,912,860	18,843,264
Total liabilities and equity	$106,300,691	$41,625,380

Andatee China Marine Fuel Services Corporation	Page 7
March 30, 2011

ANDATEE CHINA MARINE FUEL SERVICES CORPORATION.

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2010	2009
	(Audited)	(Audited)
Cash flows from operating activities:
Net income attributable to the Company	$8,899,011	$6,417,037
Adjustments to reconcile net income to net cash
provided by operating activities:
Noncontrolling interest	61,197	233,144
Option issued for services	307,642	-
Depreciation	530,114	410,269
Amortization	70,622	69,494
Bad debt allowance	(270,955)	212,473
Loss on disposal of property, plant and equipment	70,897	-
Changes in operating assets and liabilities:
Accounts receivable	(3,832,036)	(992,664)
Inventories	794,696	(8,584,537)
Other receivables	(3,283,818)	713,655
Advances to suppliers	(6,108,460)	(5,514,286)
Related party receivable	-	(122,601)
Prepaid expense	(33,646)	(150,862)
Accounts payable	879,416	269,125
Salary and accrued benefit payable	62,161	-
Advances from customers	5,475,211	(885,912)
Taxes payable	(741,858)	7,417,310
Other payable	883,200	876,391
Net cash provided by operating activities	3,763,394	368,036
Cash flows from investing activities
Consideration for acquisition	(1,060,002)	(2,210,242)
Cash acquired by acquisition	1,253,277	-
Certificate of deposit	(17,022,770)	1,520,272
Purchase of property and equipment	(10,558,709)	(8,073,606)
Construction contracts	(13,969,227)	(503,661)
Payment received from related party	122,667	4,919,203
Net cash used in investing activities	(41,234,764)	(4,348,034)
Cash flows from financing activities
Proceeds from Initial Public Offering	19,855,099	-
Proceeds from short term loans	4,536,586	7,309,001
Repayment of short term loans	(10,238,109)	-
Collection from (payment to) escrow account for bank notes		6,724,281
Proceeds from bank notes	31,761,396	-
Repayment of bank notes	-	(13,448,562)
Repurchase of common stock	(497,693)	-
Net cash provided by financing activities	45,417,279	584,720
Effect of exchange rate on cash	1,328,185	10,374
Net increase in cash and cash equivalents	9,274,094	(3,384,904)
Cash and cash equivalents, beginning of period	$1,539,009	$4,923,913
Cash and cash equivalents, end of period	$10,813,103	$1,539,009
Supplemental cash flow information:
Cash paid during the period for:
Interest	$890,315	$478,610
Income taxes	$2,775,965	$1,121,660